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                                                                   EXHIBIT 10.08



                           SOUTHWEST GAS CORPORATION

                               BOARD OF DIRECTORS

                                RETIREMENT PLAN




                           Effective January 1, 1988
                         Amended Effective May 9, 1990
                 Amended and Restated Effective October 1, 1993
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                SOUTHWEST GAS BOARD OF DIRECTORS RETIREMENT PLAN




PURPOSE

The principal objective of this Board of Directors Retirement Plan is to ensure that a competitive level of retirement income is paid in order to attract and retain Directors of the Southwest Gas Corporation. The Plan is designed to provide a benefit that will meet this objective. Eligibility for participation in the Plan shall be limited to outside, nonemployee Directors retiring after January 1, 1988. The original Plan was effective on January 1, 1988 and amended May 9, 1990. This plan, as amended and restated shall apply to outside, nonemployee Directors retiring on or after October 1, 1993.



                                I.  DEFINITIONS


1.1         "Board" means the Board of Directors of the Company.

1.2 "Committee" means the Nominating and Compensation Committee of the Board to which the Board has given authority to administer this Plan.

1.3         "Company" means Southwest Gas Corporation.

1.4         "Director" means an outside, nonemployee member of the Board.

1.5 "Effective Date" previously was January 1, 1988. This amendment and restatement of the Plan is effective October 1, 1993.

1.6 "Participant" means an outside, nonemployee Director. Inside Directors and/or Company retirees are excluded from participation in the Plan.

1.7 "Plan" is the Southwest Gas Board of Directors Retirement Plan as described in this document.

1.8 "Retiree" means a former Director eligible for or receiving benefits from the Plan.

1.9 "Retirement" means the termination of a Director's service on the Board on one of the retirement dates specified in Section 2.1.





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                SOUTHWEST GAS BOARD OF DIRECTORS RETIREMENT PLAN




1.10 "Service" means the years a Director has served as a member of the Board, including service before and after January 1, 1988.

1.11 The masculine gender appearing in the Plan will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.



                         II.  ELIGIBILITY FOR BENEFITS

2.1 Each Participant is eligible to retire and receive a benefit under this Plan beginning on one of the following dates, provided he qualifies:

            (a) "Normal Retirement Date," which is the first day of the month following the month in which the Participant reaches age 65, provided he has at least 10 years of service and is a member of the Board at the time of retirement.

            (b) "Mandatory Retirement Date," which is the first day of the month following the month in which the Participant reaches age 72, provided he has at least 10 years of service.

            (c) "Postponed Retirement Date," which is the first day of the month following the Participant's Normal Retirement Date, but no later than the Mandatory Retirement Date, in which the Participant terminates service on the Board, provided he has at least 10 years of service and is a member of the Board at the time of retirement.

            (d) "Disability Retirement Date," which is the first day of the month following the month in which the Participant's total and permanent disability began, as determined by the Committee, but no later than the Participant's Normal Retirement Date, provided he has at least 10 years of service and is a member of the Board at the time of disability.





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                SOUTHWEST GAS BOARD OF DIRECTORS RETIREMENT PLAN




2.2 A Participant is eligible to take "Early Retirement" from the Board prior to age 65 provided he has at least 10 years of service and is a member of the Board at the time of retirement. The Participant taking an "Early Retirement" will be eligible to receive Normal Retirement Benefits when he reaches age 65.


                  III.  AMOUNT AND FORM OF RETIREMENT BENEFIT


3.1 NORMAL RETIREMENT BENEFIT. The annual retirement benefit payable under the Plan will be the amount of the Director's annual retainer fee on the date of retirement and will be paid for life.

3.2 EARLY RETIREMENT BENEFIT. The annual retirement benefit payable for Early Retirement under the Plan will be the amount of the Director's annual retainer fee on date of retirement and will be paid for life, commencing at age 65.

3.3 POSTPONED RETIREMENT BENEFIT. The annual retirement benefit payable at a Postponed Retirement Date under the Plan will be the amount of the Director's annual retainer fee on the date of retirement and will be paid for life.

3.4 DISABILITY RETIREMENT BENEFIT. The annual retirement benefit under the Plan for a totally and permanently disabled Participant, payable at a Disability Retirement Date, will be the amount of the Director's annual retainer fee on the date of disability retirement.

3.5 DISCRETIONARY BENEFITS. The Board may, at its sole discretion, grant to an eligible Participant an increased benefit of $1,000 per year for life for each 10-year period of service beyond the minimum qualifying service period of 10 years.





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                SOUTHWEST GAS BOARD OF DIRECTORS RETIREMENT PLAN




                      IV.  PAYMENT OF RETIREMENT BENEFITS


4.1 One-quarter of the benefit determined in accordance with Section III will be payable on the first day of each calendar quarter. The initial benefit payment will be paid at the time of retirement or within 30 days thereof, and will be prorated for a partial quarter if the retirement date is not on the first day of a quarter.

4.2 Benefit payments will cease on the first day of the calendar quarter following the Retiree's death.



                           V.  DEATH BENEFITS PAYABLE


5.1         No benefits are payable under this Plan in the event of death.



                               VI.  MISCELLANEOUS


6.1 The Board may, at its sole discretion, terminate, suspend, or amend this Plan or reduce the eligibility requirements for an individual Participant at any time or from time to time, in whole or in part. However, no amendment or suspension of the Plan will affect a Retiree's right to continue to receive a benefit in accordance with this Plan as in effect on the date such Retiree began to receive a benefit under this Plan.

6.2 No Director will participate in an action of the Committee or Board on a matter that solely applies to that Director. Such matters will be determined by a majority of the rest of the Committee or the Board.

6.3 Nothing contained herein will confer on any Participant the right to be retained in the service of the Company, nor will it interfere with the Company's right to discharge or otherwise deal with Participants without regard to the Plan's existence.





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                SOUTHWEST GAS BOARD OF DIRECTORS RETIREMENT PLAN




6.4 The Plan is unfunded, and the Company will make Plan benefit payments solely on a current disbursement basis.

6.5 To the maximum extent permitted by law, no interest or benefit under this Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.

6.6 The Committee may adopt rules and regulations to assist it in administering the Plan.

6.7 Each Participant will receive a copy of this Plan, and the Committee will make available for any Participant's inspection a copy of the rules and regulations the Committee uses in administering the Plan.

6.8 This Plan is established under, and will be construed according to, the laws of the State of Nevada.


                                                       SOUTHWEST GAS CORPORATION



                                                       By ______________________
                                                              Kenny C. Guinn
                                                           Chairman of the Board


                                                       By ______________________
                                                             Michael O. Maffie
                                                             President and CEO


                                                       Date ____________________





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